Exhibit 32.01

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Mix 1 Life, Inc., formerly Antaga International Corp. (the “Company”) on Form 10-Q for the period ending November 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Cameron Robb, Chief Executive Officer and Chief Financial Officer, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: January 8, 2014	By:	/s/ Cameron Robb
Cameron Robb
Chief Executive Officer and Chief Financial Officer